Exhibit 32.1


                    CERTIFICATION OF CHIEF EXECUTIVE OFFICER
                         AND PRINCIPAL FINANCIAL OFFICER
           PURSUANT TO 18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002


The following statement is being furnished to the Securities and Exchange Commission solely for purposes of Section 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C. 1350), which carries with it certain criminal penalties in the event of a knowing or willful misrepresentation.

Securities and Exchange Commission
450 Fifth Street, NW
Washington, DC  20549

Re:  IPVoice Communications, Inc.

Ladies and Gentlemen:

     In connection with the Annual Report of IPVoice Communications, Inc. (the "Company") on Form 10-KSB for the year ending December 31, 2003 as filed with the Securities and Exchange Commission on the date hereof (the "Periodic Report"), I, Philip M. Verges, Chairman, Chief Executive Officer and Principal Financial Officer of the Company certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

1. the Periodic Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2. the information contained in the Periodic Report fairly presents, in all material respects, the financial condition and results of operations of the Company.





Dated: May 20, 2004

/s/ Philip M. Verges
------------------------------------------
Chairman, Chief Executive Officer
and Principal Financial Officer



     A signed original of this written statement required by section 906 has been provided to IPVoice Communications, Inc. and will be retained by IPVoice Communications, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.